Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V73069-P27469 SYNCHRONY FINANCIAL 777 LONG RIDGE ROAD STAMFORD, CT 06902 SYNCHRONY FINANCIAL 2025 Annual Meeting Vote by June 16, 2025 11:59 PM ET You invested in SYNCHRONY FINANCIAL and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 17, 2025. Vote Virtually at the Meeting* June 17, 2025 9:00 A.M. Eastern Time Virtually at: www.virtualshareholdermeeting.com/SYF2025 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V73070-P27469 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Brian D. Doubles For 1b. Fernando Aguirre For 1c. Paget L. Alves For 1d. Kamila Chytil For 1e. Daniel Colao For 1f. Arthur W. Coviello, Jr. For 1g. Roy A. Guthrie For 1h. Jeffrey G. Naylor For 1i. Bill Parker For 1j. Laurel J. Richie For 1k. Ellen M. Zane For 2. Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2025. For 3. Advisory Vote to Approve Named Executive Officer Compensation. For NOTE: All shares will be voted as instructed. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, in accordance with the Board of Directors recommendations. In their discretion, the proxies are authorized to vote upon any other matter as may properly be presented at the meeting or any adjournments or postponements thereof.